TRANSFER AGENT SERVICING AGREEMENT



    THIS AGREEMENT is made and entered into as of this 1st day of October, 1997, by and between Kopp Funds, Inc., a Minnesota corporation (hereinafter referred to as the "Company") and Firstar Trust Company, a corporation organized under the laws of the State of Wisconsin (hereinafter referred to as the "Agent").

    WHEREAS, the Company is an open-end management investment company which is registered under the Investment Company Act of 1940, as amended (the "1940
Act");

    WHEREAS, the Company is authorized to create separate series, each with its own separate investment portfolio;

    WHEREAS, the Agent is a trust company and, among other things, is in the business of administering transfer and dividend disbursing agent functions for the benefit of its customers; and

    WHEREAS, the Company desires to retain the Agent to provide transfer and dividend disbursing agent services to the Emerging Growth Fund (the "Fund") and each additional series of the Company listed on Exhibit A attached hereto, as may be amended from time to time.

    NOW, THEREFORE, the Company and the Agent do mutually promise and agree as follows:

1.  Terms of Appointment; Duties of the Agent

    Subject to the terms and conditions set forth in this Agreement, the Company hereby employs and appoints the Agent to act as transfer agent and dividend disbursing agent for the Fund.

    The Agent shall perform all of the customary services of a transfer agent and dividend disbursing agent, and as relevant, agent in connection with accumulation, open account or similar plans (including without limitation any periodic investment plan or periodic withdrawal program), including but not limited to:

A.Receive orders for the purchase of shares;

B.Process purchase orders with prompt delivery, where appropriate, of payment and supporting documentation to the Company's custodian, and issue the appropriate number of uncertificated shares with such uncertificated shares being held in the appropriate shareholder account;

C.Process redemption requests received in good order and, where relevant, deliver appropriate documentation to the Company's custodian;

D.Pay monies upon receipt from the Company's custodian, where relevant, in accordance with the instructions of redeeming shareholders;

E.Process transfers of shares in accordance with the shareholder's instructions;

 F.Process exchanges between funds and/or classes of shares of funds both within the same family of funds and with the Portico Money Market Fund, if applicable;

G.Prepare and transmit payments for dividends and distributions declared by the Company with respect to the Fund;

H.Make changes to shareholder records, including, but not limited to, address changes in plans
        (i.e., systematic withdrawal, automatic
        investment, dividend reinvestment, etc.);

I.Record the issuance of shares of the Fund and maintain, pursuant to Rule 17ad-10(e) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), a record of the total number of shares of the Fund which are authorized, issued and outstanding;

J.Prepare shareholder meeting lists and, if applicable, mail, receive and tabulate proxies;

K.Mail shareholder reports and prospectuses to current shareholders;

L.Prepare and file U.S. Treasury Department Forms 1099 and other appropriate information returns required with respect to dividends and distributions for all shareholders;

M.Provide shareholder account information upon request and prepare and mail confirmations and statements of account to shareholders for all purchases, redemptions and other confirmable transactions as agreed upon with the Company;

N.Provide a Blue Sky System which will enable the Company to monitor the total number of shares of the Fund sold in each state. In addition, the Company or its agent, including the Agent, shall identify to the Agent in writing those transactions and assets to be treated as exempt from the Blue Sky reporting for each state. The responsibility of the Agent for the Company's Blue Sky state registration status is solely limited to the initial compliance by the Company and the reporting of such transactions to the Company or its agent;

O.Answer telephone calls and correspondence from shareholders relating to their accounts during the Agent's normal business hours. Agent shall strive to respond to all such telephonic or written inquiries from shareholders within three business days. Copies of all correspondence from shareholders involving complaints about the management of the Company, services provided by or for the Company, the Agent or others, shall be forwarded to the Company. Agent shall keep records of substantive shareholders telephone calls and correspondence and replies thereto, and of the lapse of time between receipt of such calls and correspondence and replies.
        Agent shall record and maintain for three months recordings of all telephone calls from shareholders;

P.Monitor the Company's policies with respect to the charging of front-end sales loads, contingent deferred sales loads and redemption fees, all as set forth in the Fund's current prospectus, to ensure that such charges are properly applied or waived, as the case may be; and

Q.Prepare such reports as may be requested from time to time by the Company relating to (1) fees paid out under the Fund's Rule 12b-1 plan and (2) charges applied or waived, as the case may be, in connection with the purchase and redemption of Fund shares. Customized reporting, if necessary, will be assessed to the Company as a programming out-of-pocket expense reimbursement, subject to prior approval from the Company.

2.  Compensation

    The Company agrees to pay the Agent for the performance of the duties listed in this agreement as set forth on Exhibit A attached hereto; the fees and out-of-pocket expenses include, but are not limited to the following: printing, postage, forms, stationery, record retention (if requested by the Company), mailing, insertion, programming (if requested by the Company), labels, shareholder lists and proxy expenses.

    These fees and reimbursable expenses may be changed from time to time subject to mutual written agreement between the Company and the Agent.

    The Company agrees to pay all fees and reimbursable expenses within ten (10) business days following the receipt of the billing notice.

 3. Representations of Agent

    The Agent represents and warrants to the Company that:

A. It is a trust company duly organized, existing and in good standing under the laws of Wisconsin;

B.      It is a registered transfer agent under the Exchange
        Act.

C. It is duly qualified to carry on its business in the State of Wisconsin;

D. It is empowered under applicable laws and by its charter and bylaws to enter into and perform this Agreement;

E. All requisite corporate proceedings have been taken to authorize it to enter and perform this Agreement;

F. It has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement; and

G. It will comply with all applicable requirements of the Securities Act of 1933, as amended, and the Exchange Act, the 1940 Act, and any laws, rules, and regulations of governmental authorities having jurisdiction.

4.  Representations of the Company

    The Company represents and warrants to the Agent that:

A. The Company is an open-ended non diversified investment company under the 1940 Act;

B. The Company is a corporation organized, existing, and in good standing under the laws of Minnesota;

C. The Company is empowered under applicable laws and by its Articles of Incorporation and Bylaws to enter into and perform this Agreement;

D. All necessary proceedings required by the Articles of Incorporation have been taken to authorize it to enter into and perform this Agreement;

E. The Company will comply with all applicable requirements of the Securities Act, the Exchange Act, the 1940 Act, and any laws, rules and regulations of governmental authorities having jurisdiction; and

F. A registration statement under the Securities Act will be made effective and will remain effective, and appropriate state securities law filings have been made and will continue to be made, with respect to all shares of the Company being offered for sale.

5.  Covenants of the Company and Agent

    The Company shall furnish the Agent a certified copy of the resolution of the Board of Directors of the Fund authorizing the appointment of the Agent and the execution of this Agreement. The Company shall provide to the Agent a copy of its Articles of Incorporation and Bylaws, and all amendments thereto.

    The Agent shall keep records relating to the services to be performed hereunder, in the form and manner as it may deem advisable. To the extent required by Section 31 of the 1940 Act, and the rules thereunder, the Agent agrees that all such records prepared or maintained by the Agent relating to the services to be performed by the Agent hereunder are the property of the Company and will be preserved, maintained and made available in accordance with such section and rules and will be surrendered to the Company on and in accordance with its request.

6.  Performance of Service;  Limitation of Liability

    The Agent shall exercise reasonable care in the performance of its duties under this Agreement. The
Agent shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Company in connection with matters to which this Agreement relates, including losses resulting from mechanical breakdowns or the failure of communication or power supplies beyond the Agent's control, except a loss resulting from the Agent's refusal or failure to comply with the terms of this Agreement or from bad faith, negligence, or willful misconduct on its part in the performance of its duties under this Agreement.
Notwithstanding any other provision of this Agreement, the Company shall indemnify and hold harmless the Agent from and against any and all claims, demands, losses, expenses, and liabilities (whether with or without basis in fact or law) of any and every nature
(including reasonable attorneys' fees) which the Agent may sustain or incur or which may be asserted against the Agent by any person arising out of any action taken or omitted to be taken by it in performing the services hereunder (i) in accordance with the foregoing standards, or (ii) in reliance upon any written or oral instruction provided to the Agent by any duly authorized officer of the Company, such duly authorized officer to be included in a list of authorized officers furnished to the Agent and as amended from time to time in writing by resolution of the Board of Directors of the Company.

    The Agent shall indemnify and hold the Company harmless from and against any and all claims, demands, losses, expenses, and liabilities (whether with or without basis in fact or law) of any and every nature
(including reasonable attorneys' fees) which the Company may sustain or incur or which may be asserted against the Company by any person arising out of any action taken or omitted to be taken by the Agent as a result of the Agent's refusal or failure to comply with the terms of this Agreement, its bad faith, negligence, or willful misconduct.

    In the event of a mechanical breakdown or failure of communication or power supplies beyond its control, the Agent shall take all reasonable steps to minimize service interruptions for any period that such interruption continues beyond the Agent's control. The
Agent will make every reasonable effort to restore any lost or damaged data and correct any errors resulting from such a breakdown at the expense of the Agent. The
Agent agrees that it shall, at all times, have reasonable contingency plans with appropriate parties, making reasonable provision for emergency use of electrical data processing equipment to the extent appropriate equipment is available. Representatives of the Company shall be entitled to inspect the Agent's premises and operating capabilities at any time during regular business hours of the Agent, upon reasonable notice to the Agent.

    Regardless of the above, the Agent reserves the right to reprocess and correct administrative errors at its own expense.

    In order that the indemnification provisions contained in this section shall apply, it is understood that if in any case the indemnitor may be asked to indemnify or hold the the indemnitee harmless, the indemnitor shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that the indemnitee will use all reasonable care to notify the indemnitor promptly concerning any situation which presents or appears likely to present the probability of a claim for indemnification. The indemnitor shall have the option to defend the indemnitee against any claim which may be the subject of this indemnification. In the event that the indemnitor so elects, it will so notify the indemnitee and thereupon the indemnitor shall take over complete defense of the claim, and the indemnitee shall in such situation initiate no further legal or other expenses for which it shall seek indemnification under this section. The indemnitee shall in no case confess any claim or make any compromise in any case in which the indemnitor will be asked to indemnify the indemnitee except with the indemnitor's prior written consent.

7.  Confidentiality

    The Agent agrees on behalf of itself and its directors, officers, and employees to treat confidentially and as proprietary information of the Company all records and other information relative to the Company and prior, present, or potential shareholders (and clients of said shareholders) and not to use such records and information for any purpose other than the performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Company, which approval shall not be unreasonably withheld and may not be withheld where the Agent may be exposed to civil or criminal contempt proceedings for failure to comply after being requested to divulge such information by duly constituted authorities, or when so requested by the Company.

8.  Wisconsin Law to Apply

    This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of the State of Wisconsin. However, nothing herein shall be construed in a manner inconsistent with the 1940 Act or any rule or regulation promulgated by the Securities and Exchange
Commission thereunder.

9.  Amendment, Assignment, Termination and Notice

A. This Agreement may be amended by the mutual written consent of the parties.

B. This Agreement may be terminated upon ninety (90) days' written notice given by one party to the other.

C. This Agreement and any right or obligation hereunder may not be assigned by either party without the signed, written consent of the other party.

D. Any notice required to be given by the parties to each other under the terms of this Agreement shall be in writing, addressed and delivered, or mailed to the principal place of business of the other party. If to the Agent, such notice should to be sent to:

        Firstar Trust Company
        Attn.:  Mutual Fund Services
        615 East Michigan Street
        Milwaukee, WI  53202

If to the Company, such notice should be sent to:

        Kopp Investment Advisors
        Attn.:  Kathleen S. Tillotson, Esq.
        7701 France Avenue South, Suite 500
        Edina, MN 55435

E. In the event that the Company gives to the Agent its written intention to terminate and appoint a successor transfer agent, the Agent agrees to cooperate in the transfer of its duties and responsibilities to the successor, including any and all relevant books, records and other data established or maintained by the Agent under this Agreement.

F. Should the Company exercise its right to terminate, all reasonable out-of-pocket expenses associated with the movement of records and material will be paid by the Company.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer or one or more counterparts as of the day and year first written above.


Kopp funds, Inc.                   FIRSTAR TRUST COMPANY


By:  /s/ LeRoy C. Kopp             By:  /s/ Joe Neuberger
-------------------------          --------------------------
LeRoy C. Kopp                      Joe Neuberger

Attest:  /s/ Carol A. Gehl         Attest:  /s/ Carol A. Gehl
--------------------------         ----------------------------




       Transfer Agent and Shareholder Servicing
                  Annual Fee Schedule

                                                       Exhibit A

          Separate Series of Kopp Funds, Inc.

        Name of Series                  Date Added

     Emerging Growth Fund            October 1, 1997
           Class A
           Class I

Annual Fee
          $16.00 per shareholder account -- load fund
          $14.00 per shareholder account -- no-load fund
          Minimum annual fees of $35,500 for both
classes

          Minimum annual fees of $10,000 for each
additional fund or class

Plus Out-of-Pocket Expenses, including but not limited to:
          Telephone - toll-free lines
          Proxies
          Postage
          Retention of records (with prior approval)
          Programming (with prior approval)
          Microfilm/fiche of records
          Stationery/envelopes
          Special reports
          Mailing
          ACH fees
          Insurance
          NSCC charges

ACH Shareholder Services
          $125.00 per month per fund group
          $   .50 per account setup and/or change
          $   .50 per item for AIP purchases
          $   .35 per item for EFT payments and purchases
          $  3.50 per correction, reversal, return item

Qualified Plan Fees (Billed to Investors)
          Annual maintenance fee per account $12.50/acct.(Cap at $25.00 per SSN)
          Transfer to successor trustee      $15.00/trans.
          Distribution to participant        $15.00/trans.(Exclusive of SWP)
          Refund of excess contribution      $15.00/trans.

Additional Shareholder Fees (Billed to Investors)
          Any outgoing wire transfer         $12.00/wire
          Return check fee                   $20.00/item
          Stop payment                       $20.00/stop
          (Liquidation, dividend, draft check)
          Research fee                       $ 5.00/item
          (For requested items of the second calendar year [or previous] to the request)(Cap at $25.00)

                     NSCC and DAZL
                 Out-of-Pocket Charges

NSCC Interfaces
     Setup
          Fund/SERV, Networking ACATS, Exchanges   $5,000 setup (one time)
          Commissions                              $5,000 setup (one time)
     Processing
          Fund/SERV                             $ 50/month
          Networking                            $ 250/month
          CPU Access                            $ 40/month
          Fund/SERV Transactions                $.35/trade
          Networking - per item                 $.025/monthly dividend fund
          Networking - per item                 $.015/non-mo. dividend fund
          First Data                            $.10/next-day Fund/SERV trade
          First Data                            $.15/same-day Fund/SERV trade

NSCC Implementation
          8 to 10 weeks lead time (target availability10/1/97)

DAZL (Direct Access Zip Link - Electronic mail
interface to financial advisor network)
          Setup                          $5,000/fund group-Waived for FIRSTAR
          Monthly Usage                  $1,000/month
          Transmission                   $ .015/price record
                                         $ .025/other record
          Enhancement                    $  125/hour

Fees and out-of-pocket expenses are billed to the fund monthly